UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

21351 Ridgetop Circle, Suite 300, Dulles, Virginia  20166
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 654-6000

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02

Entry Into a Material Definitive Agreement

On December 21, 2004, Guardian Technologies International, Inc. (the “Company”), entered into a three year teaming agreement with Lockheed Martin Systems Integration-Owego d/b/a Lockheed Martin Distribution Technologies, a business unit of Lockheed Martin Corporation.  The teaming agreement covers the collaborative development of enhanced checkpoint threat detection capabilities to detect explosives and explosive devices in baggage as it passes through airport security checkpoints for an anticipated procurement by the Department of Homeland Security, Transportation Security Administration (TSA).  Under the agreement, Lockheed will act as the prime contractor and Guardian will act as a subcontractor with regard to any such procurement by TSA.

Guardian has agreed to work exclusively with Lockheed with regard to any such TSA procurement contract.  The agreement requires that Guardian will provide expertise in threat detection technologies through its Pinpoint™ threat detection product, and provides that Guardian shall be responsible for enhancing the capabilities of its PinPoint™ product, system engineering required to implement PinPoint™, provide software engineering, and related support capabilities.

The teaming agreement provides that in the event either party pursues the anticipated TSA procurement outside of the teaming agreement, the parties agree to prevent any officer, director, employee, agent or representative who had direct access to or participation in any activity or related to the teaming agreement from participating in any outside team and prohibits the use of any technical data or information received from the other party to be used to pursue or secure a contract award outside the teaming agreement.  The agreement may be terminated if, among other things, Guardian fails to meet the target bid price established by Lockheed, upon issuance of a contract to Lockheed and issuance of a subcontract to Guardian, failure of the government to consent to the award of a contract to Guardian or a direction to use a source other than Guardian, a failure to reach a mutually agreeable subcontract, award of the contract to a contractor other than the parties, Lockheed’s determination not to submit a proposal or bid, revocation of security clearances, or the bankruptcy, debarment, conflict of interest, or change of control of either party.  The agreement also contains certain non-solicitation provisions and for mutual indemnification.

Item 8.01.

Other Events

On December 21, 2004, the Company entered into a three year teaming agreement with Lockheed Martin Systems Integration-Owego d/b/a Lockheed Martin Distribution Technologies, a business unit of Lockheed Martin Corporation described in Item 1.01 above. The Company incorporates by reference herein the information set forth in Item 1.01 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: December 22, 2004	By: /s/ Michael W. Trudnak Chief Executive Officer

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